UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 26, 2012

A. T. CROSS COMPANY
(Exact name of registrant as specified in its charter)

Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On April 26, 2012, the registrant issued a news release announcing financial results for the first quarter ended March 31, 2012.  A copy of the News Release is attached hereto as Exhibit 99, which is incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting on April 26, 2012 at its corporate headquarters in Lincoln, Rhode Island.  The following are the matters submitted to a vote of the shareholders:

a.	Number of Directors

The proposition to fix the total number of directors at nine, of which three shall be Class A directors and six shall be Class B directors was approved by the vote of 9,393,197 Class A common shares in favor, 769,260 against, 1,910 abstaining, and by the vote of 1,804,800 Class B common shares in favor and none against or abstaining.

b.	Election of Directors
	The following directors were elected by the Class A shareholders:
		For	Withheld	Non-Votes
	Harlan M. Kent	8,757,346	57,953	1,349,068
	Andrew J. Parsons	7,995,234	820,065	1,349,068
	Frances P. Philip	8,775,290	40,009	1,349,068

	The following directors were elected by the unanimous vote of 1,804,800 Class B shares:

	Russell A. Boss
	David G. Whalen
	Bernard V. Buonanno, Jr.
	Edward J. Cooney
	Jacob C. Gaffey
	Dwain L. Hahs

c.	Approval for non-binding vote on compensation of named executive officers.
For		Against	Abstain	Non-Votes

7,702,622	137,566		975,111	1,349,068
d.	Recommend, by non-binding vote, the frequency of executive compensation votes.
1 Year	2 Years	3 Years	Abstain	Non-Votes

3,970,954	12,063	4,577,147	255,135	1,349,068

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: April 27, 2012	KEVIN F. MAHONEY (Kevin F. Mahoney) Senior Vice President, Finance Chief Financial Officer